COMMERCIAL LEASE
                                ----------------


         THIS INDENTURE WITNESSETH, that MERVIN D. LUNG of St. Joseph County, Indiana, hereinafter referred to as "LESSOR", leases to PATRICK INDUSTRIES, INC., an Indiana Corporation with principal offices in Elkhart County, Indiana, hereinafter referred to as "LESSEE", for and in consideration of the covenants and agreements hereinafter mentioned, that real estate located in McLennan County, Texas, and more particularly described on Exhibit "A" attached hereto and made a part hereof, to have and to hold unto the Lessee from October 1, 1999, to and including September 30, 2004, and the Lessee in consideration of said grant does hereby covenant and agree with the Lessor as follows:

         1) That Lessee represents it will use said premises for manufacturing, warehousing, and office purposes only, all in conformity with applicable ordinances, laws, and regulations.

         2) Lessee will pay, as rent for said premises, to the Lessor at such place as the Lessor from time to time hereafter may designate in writing, in equal monthly installments of Twenty Five Thousand Twenty-nine Dollars ($25,029.00) each commencing on the 1st day of October, 1999, and on the first day of each succeeding consecutive month thereafter during the first year of this lease to and including the 1st day of September, 2000. It is mutually agreed by the parties that the Lessor shall have the option to increase the monthly rental at each one year anniversary date of this Lease term, by a factor no greater than the percentage increase from the applicable prior year in the "Consumer Price Index - All Urban Consumers" as published by the "Bureau of Labor Statistics" or a comparable index if the aforementioned one is not available. If said option is exercised and the applicable monthly rental is increased, said increase shall continue in effect until further modified by the terms of this paragraph of this Commercial Lease.

                  Lessee shall further pay as additional rent the following:

                  A. Real estate taxes levied and/or assessed against the leased premises by the State of Texas and/or any political subdivision thereof commencing with the first installment of said taxes payable after October 1, 1999, and ending with the last installment of taxes payable prior to September 30, 2004. In the event that there would be any arrearage in real estate taxes, levied and/or assessed against the Leased premises by


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                      the State of Texas, for any period of time prior to this
                      Lease term, by the terms of a predecessor Commercial Lease, Lessee shall be responsible for said taxes.

                  B. Insurance premiums for fire, extended coverage and hazard insurance on the improvements located on the leases premises when and as the same fall due during the term commencing on the effective date of this Lease, said insurance to be in the amounts and with the limits of liability as hereinafter stated.

         3) Lessee has examined and knows the condition of said premises and has received the same in good order and repair, except as herein otherwise specified on Exhibit "B" attached hereto and made a part thereof and that no representations as to the condition of repair thereof have been made by the Lessor or his representative, prior to or at the execution of this Lease that are not herein expressed or endorsed hereon and that Lessee will keep the interior and exterior of said premises in good repair, including the roof, walls, overhead door systems, passage doors and windows, replacing all broken glass with glass of the same size and quality as that broken, and will keep said premises and appurtenances, as well as all eaves, downspouting, catch basins, drains stools, lavatories, sidewalks, adjoining alleys and all other facilities and equipment in connection with said premises, in a clean and healthy condition, according to the city ordinances, and the direction of the proper public officers, during the term of this Lease in any way, will yield up said premises to Lessor in good condition and repair (loss by fire and ordinary wear excepted) and will deliver the keys to Lessor.

         4) Lessor shall not be liable for damages caused by failure to keep said premises in repair and shall not be liable for any damage done or occasioned by or from plumbing, gas, water, steam or other pipes, or sewage, or the bursting or leaking of plumbing or heating fixtures or waste or soil pipe existing in connection with said building or premises, nor for damage occasioned by water, snow or ice being upon said sidewalks or coming through the roof, skylight, trap door or otherwise, nor for any damages arising from negligence of co-tenants or other occupants of the same building, or the agents, employees or servants of any of them, or of any owners or occupants of adjacent or contiguous property.

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         5)   Lessor shall not be liable for any injury to the Lessee or any other person, occurring on, adjacent to or in front of said premises, irrespective of whether said injury is caused by a defect in said premises or by reason of said premises becoming out of repair or arising from another cause whatsoever, and the Lessor shall not be liable for damage to Lessee's property or to the property of any other person which may be located in or upon said premises and the Lessee agrees to indemnify and save harmless the Lessor from any and all claims arising out of injuries to persons or property occurring on or about said premises.

              During the term of this Lease the Lessee shall maintain at its expense, for the benefit of Lessor and Lessee and naming both Lessor and Lessee as insured parties, liability insurance with limits of not less than Five Million Dollars ($5,000,000.00) per injury or occurrence and Two Million Dollars ($2,000,000.00) property damage. Lessee shall deliver from time to time during the term of this Lease to Lessor evidence of the existence of such liability insurance.

         6) Lessee shall further maintain at its sole expense for the benefit of Lessor during the entire term of this Lease fire, extended coverage and hazard insurance on the improvements now located on the leased premises in an amount equal to the insurable replacement cost of said premises. It is agreed by and between the parties hereto that the present improvements located on the leased premises have an initial insurable replacement value in the sum of ________________ Dollars ($_________________). Lessee shall further deliver to Lessor certificates of insurance issued by the insuror of said improvement and from time to time when as the premiums on said insurance become due and payable shall further provide Lessor with evidence of the payment of said premiums.

              In the event Lessee shall construct or erect any further improvements upon said leased premises and/or make any additions or alterations to the existing improvements located upon said premises during the term of this Lease, Lessee, at its expense, shall insure said additional improvements or additions to present improvements in an amount not less than the costs of such further improvements or additions.

         7) The parties agree that Lessee may sublet all or any portion of said premises during the term of this Lease with the prior written consent of Lessor. Upon the provision of said Written Consent, Lessee shall deliver copies of any such subleases within five (5) days after the execution thereof and provided, further, that Lessee shall not grant any rights to any such subtenant in excess of the rights and duties granted Lessee herein.

         8) Lessee shall not assign this Lease or any part thereof without the written consent of the Lessor first had and obtained, and will not permit any transfer by operation of law of any interest in said premises acquired through this Lease and will not permit said premises to be used for any unlawful purpose or purposes which will injure the reputation of the same or of the building of which it is a part, nor disturb the tenants of such building or of the neighborhood.

         9) No alterations, changes, or additions in said leased premises shall be made without first submitting written plans and specifications for the same to the Lessor and obtaining his written consent to make the same. Lessor shall not unreasonably withhold his consent. In the event of any such remodeling, alterations, or additions, Lessee shall make the same at its own expense and shall promptly pay for all materials and labor involved in making the same. Lessee shall not permit any liens or claims or demands of any nature to exist against the Lessor or the leases premises. In the event any lien, claim, or demand of any action for enforcing the same shall be filed for made against the Lessor or said premises, the Lessee shall defend the same at its own expense and Lessee hereby agrees to indemnify and hold harmless the Lessor from any and all liability or expense arising by virtue of such claim, demand, or lien or the defense of any action filed to enforce the same. Any such alterations, changes, or additions shall, when made, become a part of the leased premises and remain thereon as the property of the Lessor at the termination of said Lease at the option of the

              Lessor, and if the Lessor shall require the Lessee to restore the premises or any portion thereof to the original condition in which it was before this Lease is executed, then the Lessee shall restore said premises or portion to such condition at its own expense, and all of the provision of this lease with reference to such restoration contracts, liens, demands and expenses shall apply to said restoration as well as the original alterations. Upon the expiration of this Lease, Lessee shall be entitled to remove its trade fixtures and equipment provided that Lessee shall, at its sole expense, restore said premises to good condition after such removal.

         10) Lessee shall allow Lessor free access to the premises for the purpose of examining or exhibiting the same and also to allow the Lessor, within forty-five (45) days of the termination of this Lease, to place upon said premises "For Sale" or "For Rent" signs.

         11) Lessee shall promptly pay and discharge all store license taxes and all general personal property taxes or special license fees that may be assessed or levied by any lawful authority against the property of Lessee or any subtenants on, against or by virtue of the business conducted in or on the demised premises during the term of this Lease.

         12) Lessee shall promptly pay (in addition to the rents above specified) all water, sewerage, electric, power, gas and heating bills taxed, levied, or charged against the premises for and during the entire term of this Lease.

         13) Lessee covenants that should it make default in its agreement to pay the rent above provided to be paid, or any part thereof, or in any of the other covenants and agreements herein contained, it will at once deliver peaceable possession of said premises to the Lessor, and failing to do so, it shall be lawful for the Lessor, its successors or assigns, without notice, to declare the said term ended, and to re-enter said demises premises, or any part thereof, either with or without process of law, and to expel, remove and put out the Lessee, or any person or persons occupying the same, using such force as may be necessary so to do, and to repossess and use said premises as before this demise, without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenants.

         14) That after the service of notice, or the commencement of a suit, or after final judgment for possession of said premises, Lessor may receive and collect any rent due and the payment of said rent shall not waive or affect said notice, said suit or said judgment.

         15) If the Lessee shall make any assignment for the benefit of creditors or if a receiver is appointed for the Lessee or its assets or of the Lessor's interest under this Lease, and if the appointment of a receiver is not vacated within five (5) days, or if a voluntary or involuntary petition is filed by or against Lessee under the Bankruptcy Act, the Lessor may, upon giving the Lessee ten (10) days notice of such election, either terminate Lessee's right to the possession of the demises premises or terminate this Lease as in the case of a violation by the Lessee of any of the terms, covenants, or conditions of this Lease.

         16) It is agreed by the parties hereto that in the event Lessee is declared bankrupt or voluntarily offers to creditors terms of composition or in case a receiver is appointed to take charge of and conduct the affairs of the Lessee, then Lessor shall have the right of immediate possession of said premises.

         17) That in case said premises shall be so injured by fire, windstorm, or other catastrophe as to be rendered untenantable, within thirty
              (30) days thereafter, it shall be optional with the Lessor only to terminate the Lease by written notice at the end of such thirty
              (30) days, in which case rent shall be paid at the agreed rate above provided up to the time of such fire; but in case such injuries are repaired and the premises rendered tenantable within thirty (30) days, the right to terminate this Lease for such cause shall not exist: provided, that nothing herein contained shall relieve the Lessee from liability for rent or damages where such damage or destruction shall be caused by the carelessness, negligence or improper conduct of the Lessee, its agents or servants.

         18) It is expressly agreed that no waiver nor apparent waiver, nor the failure of Lessor to require strict performance of any condition, covenant, or agreement shall estop the Lessor from enforcing such condition, covenant, or agreement, nor any other condition, covenant, or agreement shall at any time be implied.

         19) At the expiration of this Lease, by lapse of time or otherwise, Lessee will yield up immediate possession to Lessor, and failing so to do, will pay as liquidated damages for each day such possession is withheld, a sum equal or two (2) times the per diem rental; but the provisions of this clause shall not be held as a waiver by Lessor of any rights of re-entry as herein set forth, nor shall the receipt of said rent or any part thereof, or any other act in apparent affirmance of tenancy, operate as a waiver of the right to forfeit this Lease and the term hereby granted for the period still unexpired, for any breach of any of the covenants herein.

         20) It is also agreed that the Lessee shall pay and discharge all reasonable costs, attorney's fees, and expenses which shall be made and incurred by the Lessor in enforcing the covenants and agreements of this Lease, including the agreement to deliver possession for any reason herein provided, and all the parties to this Lease agree that the covenants and agreements herein contained shall be binding upon, apply and inure to their respective heirs executors, administrators, successors and assigns, and the terms "Lessor" and "Lessee" shall embrace all of the parties hereto irrespective of number or gender.

         21) It is agreed that all payments herein provided to be made shall be made without relief from valuation or appraisement laws, and all payments required to be made at the time due shall bear interest at the rate of eighteen percent (18%) per annum, from date of delinquency.

         22) At any time prior to April 1, 2004, provided that Lessee shall then have complied with and performed all of the agreements to be performed by Lessee herein, Lessee shall have the option to renew the lease for an additional term commencing October 1, 2004, and ending September 30, 2009. Lessee shall exercise said option by giving Lessor notice of the exercise thereof in writing, addressed to Lessor as hereinafter stated, certified mail, return receipt requested, which notice shall be mailed to Lessor not later than April 1, 2004. In the event Lessee fails to serve notice of the exercise of its option to renew this Lease as hereinabove provided shall expire and be of no further force and effect, it being agreed by the parties that time is of the essence of receipt of notice of such exercise.

              In the event said option is exercised, the basic rental for the additional term shall be renegotiated between Lessor and Lessee. All other provisions of the Lease shall be the same as for the initial term, including the provisions relative to additional rent. In the event Lessor and Lessee are unable to agree in writing upon the amount of basic rental agreeable during the renewal term on or before July 1, 2004, said notice of exercise of such option to renew shall be deemed ineffective for all purposes and said Lease shall automatically expire upon the expiration of the initial term.

         23) Each of said parties does each herewith and hereby release and relieve the other and waiver their entire right of recovery against the other for loss or damage arising out of or incident to the perils of fire, explosion, or other peril described in the "Extended Coverage" insurance endorsement approved for use in the state where the above property is located, which occurs in, on or about the premises, whether due to the negligence of any said parties, their agents or employees or otherwise.

         24) In the event the leased premises or any portion thereof shall be acquired or condemned by eminent domain for any public or quasi-public use or purposes, Lessor may terminate this Lease in which event said Lease shall terminate and cease on the date upon which the condemning authority shall take possession of the leased premises so condemned. Lessee shall continue to perform the obligations imposed upon it by the terms of this Lease until said date.

              Further, in the event of any such acquisition or condemnation by eminent domain, Lessee shall have no claim against the Lessors or the condemning authority for the value of the unexpired term of this Lease and Lessee shall not be entitled to any part of the award paid for the condemnation or acquisition of the leased premises, it being agreed that Lessor shall be entitled to receive the full amount of such award and it being further agreed that Lessee hereby expressly waives any right or claim against any portion of said award. Lessee shall have the right to claim and recover from the condemning authority, but not from the Lessor, such compensation as may be separately awarded or recoverable by the Lessee in Lessee's own right on account of any and all damages to Lessee's business by reason of such acquisition or condemnation and for or on account of any cost to which Lessee might be put in removing Lessee's equipment, fixtures, inventory, and other property from the leased premises.

         25) Nothing herein contained shall be construed as prohibiting Lessor from assigning its right, title, and interest in and to the leased premises, subject to the terms of this Lease, to any third party.

         26) At the expiration of the lease, whether by lapse of time or otherwise, Lessor and Lessee shall make a joint inspection of the leased premises to determine the then present condition thereof. In the event said leased premises are damaged, or in the event the Lessee has committed waste and in the further event that the premises are not in then good condition and repair, ordinary wear and tear excepted, Lessor shall cause said premises to be restored to good condition and repair at Lessee's expense. Lessee shall pay the cost of such repair and restoration within ten (10) days after receipt of notice from Lessor. 27) Until further notice in written form is given by either of the parties hereto, all notices and/or rent to be delivered to the opposite party shall be mailed as follows:

                           TO LESSOR:
                               Mervin D. Lung
                               5020 Lincolnway East
                               Mishawaka,  IN 46544

                           TO LESSEE:
                               Patrick Industries, Inc.
                               1800 South 14th Street

                               Elkhart,  IN   46516

         28) Lessor covenants and agrees that so long as Lessee shall perform all of the terms, conditions, covenants, and agreements to be kept by Lessee, Lessee shall have the quiet enjoyment of the leased premises.

         29) The parties agree that a memorandum of lease in a form approved in writing by Lessor, may be recorded in the records of McLennan County, Texas.

         30) This Lease is executed by duly authorized officers of the Lessee for and on behalf of the Lessee and the persons executing this Lease for and on behalf of the Lessee acknowledge and state that they have full power and authority to execute this Lease pursuant to law, the by-laws of Lessee corporation and authority of Lessee's board of directors.

                  Dated effective this 30th day of September , 1999.

                                                    _Mervin D. Lung__________
                                                      Mervin D. Lung
                                                        (LESSOR)


                                                    PATRICK INDUSTRIES, INC.



                                                    _David D. Lung___________
                                                      David D. Lung
                                                        President

         ATTEST:



         _Keith V. Kankel_________________ (LESSEE)
           Keith V. Kankel, Secretary/Treasurer

         STATE OF INDIANA                )
                                         )        SS:
         COUNTY OF  ST. JOSEPH           )


                  Before me, a Notary Public in and for said County and State, personally appeared Mervin D. Lung and acknowledged the execution of the above foregoing Commercial Lease as Lessor.

                  WITNESS my hand and Notarial Seal this 30th day of September , 1999.



                                                   Thomas M. Walz
                                               Thomas M. Walz   Notary Public
                                             Residing in  St. Joseph  County, IN

         My Commission Expires
            08/27/2006
         ---------------------



         STATE OF INDIANA            )
                                     )        SS:
         COUNTY OF ___________       )


                  Before me, a Notary Public in and for said County and State, personally appeared David D. Lung and Keith V. Kankel, the Vice-President and Secretary/Treasurer, respectively, of PATRICK INDUSTRIES, INC., an Indiana Corporation, and acknowledged the execution of the above and foregoing Commercial Lease for and on behalf of said corporation in their respective representative capacities being authorized by it so to do.

                  WITNESS my hand and Notarial Seal this _______ day of ___________, 1999.



                                            ------------------------
                                            ________________, Notary Public
                                            Residing in __________ County, IN

         My Commission Expires
         ------------

                                   EXHIBIT "A"

                             REAL ESTATE DESCRIPTION
                             -----------------------

         BEING 13.15 acres of land in the Jacob Walker League, McLennan County, Texas, and being all that certain Tract Two as described in a deed from the Waco Industrial Foundation to Patrick Industries, Inc., as recorded March 13, 1980, in Col. 1347, Pg. 763 of the Deed Records of McLennan County, Texas, described by metes and bounds as follows: BEGINNING at a nail being the northwest corner of said Tract Two, being also in the center of the Old Fort Graham Road; THENCE N 57 deg 3 min 54 sec E with the north line of said Tract Two passing an iron at 25.0 feet continuing for a total distance of 1120.3 feet to an iron stake for a corner being the northeast corner of said tract; THENCE S 30 deg 15 min 27 sec E with the cast line of said TRACT TWO a distance of 407.57 feet to an iron stake for a corner being in the northwest line of Texas Central Railroad; THENCE S 18 deg 48 min 15 sec W with said railroad R.O.W. a distance of 225.59 feet to an iron stake for a corner being the southeast corner of said Tract Two; THENCE S 60 deg 32 min W with the south line of said Tract Two, passing an iron stake at a distance of 921.03 feet, continuing for a total distance of 946.03 feet to a nail for a corner being the southwest corner of said Tract Two, being also in the center line of Old Fort Graham Road; THENCE N 30 deg 34 min 32 sec W with the west line of said Tract Two a distance of 490.0 feet to the place of beginning containing 13.15 acres of land more or less, of which .028 acre is being used as a public road, and 0.25 acre is being used as a private gravel drive, ingress, egress easement.



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                                   EXHIBIT "B"

                             EXCEPTIONS TO CONDITION
                             -----------------------